Exhibit 10.113
COMPUWARE CORPORATION
2007 LONG TERM INCENTIVE PLAN
AMENDMENT NO. 1
     The Compuware Corporation 2007 Long Term Incentive Plan (the “LTIP”) is hereby amended, effective as of November 6, 2008, as follows:
     The last sentence of Section 4.7 is amended and restated in its entirety as follows:
Notwithstanding any other provision in this Plan to the contrary, any Restricted Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two and a half (2 1/2) months after the later of the end of the fiscal or calendar year in which the Restricted Stock Unit Vests unless otherwise specified in the related Agreement in accordance with Code Section 409A.
     Except as specifically modified herein, the remaining provisions of the Plan remain in full force and effect.

COMPUWARE CORPORATION
By:	/s/ Daniel S. Follis
Daniel S. Follis
General Counsel & Secretary